Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-36460) of eOn Communications Corporation of our report dated October 29, 2009, which appears on Page 33 of this annual report on Form 10-K for the year ended July 31, 2009.

/s/ GHP Horwath, P.C.

Denver, Colorado

October 29, 2009